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                                                                    EXHIBIT 4.2

                               UNIONBANCAL CORPORATION

                                Officer's Certificate

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       UnionBanCal Finance Trust I, a Delaware statutory business trust
("Finance Trust I"), has offered to the public $350,000,000 aggregate liquidation amount of its 7 3/8% Capital Securities (the "Capital Securities"), representing undivided beneficial interest in the assets of Finance Trust I, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by Finance Trust I to UnionBanCal Corporation, a California corporation ("UNBC") of $10,824,750 aggregate liquidation amount of its Common Securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"), in $360,824,750 aggregate principal amount of Junior Subordinated Debentures referred to below. The Capital Securities will be issued pursuant to the terms of an Amended and Restated Declaration of Trust of Finance Trust I, dated as of February 19, 1999 (the "Declaration"), among the Regular Trustees (as defined therein), the Delaware Trustee (as defined therein), the Property Trustee (as defined therein), UNBC and the holders from time to time of the Trust Securities.

       Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture dated as of February 19, 1999 (the "Indenture"), by and between UNBC, as issuer, and The First National Bank of Chicago, a national banking association, as trustee (the "Indenture Trustee").

       The undersigned, David A. Anderson, Senior Vice President and Controller of UNBC, hereby certifies as of February 19, 1999, pursuant to Sections 2.1 and
2.3 of the Indenture as follows:

       A. He has read Sections 2.1 and 2.3 of the Indenture, read such other Sections of the Indenture and other documents as he deemed necessary and made such other inquiries as he deemed necessary to make the certifications of paragraph B and C hereof.

       B. All conditions precedent provided for in the Indenture relating to the issuance of the 7 3/8% Junior Subordinated Deferrable Interest Debentures due 2029 have been complied with.

       C. Pursuant to the resolutions adopted by the Board of Directors of UNBC (the "Board of Directors") dated November 18, 1998 and January 27, 1999 and by the Pricing Committee of the Board of Directors dated February 11, 1999, the following terms of UNBC's 7 3/8% Junior Subordinated Deferrable Interest Debentures due 2029, have been duly approved and authorized by UNBC in accordance with the provisions of the Indenture:

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               1.     DESIGNATION.  The designation of the securities is
"7 3/8% Junior Subordinated Deferrable Interest Debentures due 2029" (the "Junior Subordinated Debentures").

               2. AGGREGATE PRINCIPAL AMOUNT. The Junior Subordinated Debentures shall be limited in aggregate principal amount to $360,824,750 (except for Junior Subordinated Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Junior Subordinated Debentures pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

               3. REGISTERED SECURITIES IN BOOK-ENTRY FORM. Except as provided in paragraph 14 below, the Junior Subordinated Debentures will be issued in fully registered certificated form without interest coupons. Pursuant to paragraph 14 below, the Junior Subordinated Debentures may be issued in book-entry form ("Book-Entry Debentures") and represented by one or more global Junior Subordinated Debentures (the "Global Debentures") in fully registered form, without coupons. The initial Depositary with respect to the Global Debentures will be The Depository Trust Company, as Depositary for the accounts of its participants. So long as the Depositary for a Global Debenture, or its nominee, is the registered owner of the Global Debenture, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures in book-entry form represented by such Global Debentures for all purposes under the Indenture. Book-Entry Debentures will not be exchangeable for Junior Subordinated Debentures in definitive form ("Definitive Debentures") except that, if the Depositary with respect to any Global Debenture or Debentures is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Definitive Debentures in exchange for the Book-Entry Debentures represented by any such Global Debenture or Debentures.
In addition, the Company may at any time and in its sole discretion determine not to have a Global Debenture or Debentures, and, in such event, will issue Definitive Debentures in exchange for the Book-Entry Debentures represented by such Global Debenture or Debentures in accordance with the provisions of Section
2.8 of the Indenture.

               4. STATED MATURITY. The date on which the principal of the Junior Subordinated Debentures is payable is May 15, 2029.

               5.     RATE OF INTEREST:  INTEREST PAYMENT DATES:  REGULAR
RECORD DATES. Each Junior Subordinated Debenture will bear interest from February 19, 1999 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date") (subject to extension as provided below), commencing on May 15, 1999 at the rate of 7 3/8% per annum until the principal thereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7 3/8% per annum, compounded quarterly, on any overdue principal and on any overdue installment of interest. Interest payments on the Junior Subordinated Debentures will include interest accrued to but excluding each Interest Payment Date. Interest so payable shall be paid to


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the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures do not remain in book-entry only form, the record dates will be 15 calendar days (whether or not a Business Day) prior to the Interest Payment Date.

               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               6. ADDITIONAL INTEREST. If at any time while the Property Trustee is the holder of the Junior Subordinated Debentures, Finance Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, then in any such case, UNBC will pay as additional interest on the Junior Subordinated Debentures such additional amounts ("Additional Interest") as shall be required so that the net amounts received and retained by Finance Trust I after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Finance Trust I would have received had no such taxes, duties, assessment or governmental charges been imposed.

               7.     EXTENSION OF INTEREST PAYMENT PERIOD.

                      a. OPTION TO EXTEND. So long as UNBC is not in default in the payment of interest on the Junior Subordinated Debentures, UNBC shall have the right, at any time, and from time to time, during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters (the "Extension Period"); PROVIDED that no Extension Period may extend beyond the maturity date of the Junior Subordinated Debentures. At the end of each such period UNBC shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 7 3/8% per annum compounded quarterly to the extent permitted by applicable law ("Compounded Interest") plus any Additional Interest).

               Prior to the termination of any Extension Period, UNBC may further defer payments of interest by extending the interest payment period; PROVIDED that the Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, UNBC may commence a new Extension Period, subject to the above requirements.


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                      b.      NOTICE OF EXTENSION.  If the Property Trustee is
the sole holder of the Junior Subordinated Debentures, UNBC shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next date distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to the holders of record of the Capital Securities. The Regular Trustees shall give notice of UNBC's selection of such Extension Period to the holders of the Capital Securities.

               If the Property Trustee is not the sole holder of the Junior Subordinated Debentures, UNBC shall give the holders of the Junior Subordinated Debentures notice of its selection of an Extension Period ten Business Days prior to the earlier of (i) the next interest payment date or (ii) the date upon which UNBC is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

               The quarter in which such notice is given pursuant to this section shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this section.

               8. LIMITATION OF TRANSACTIONS. If Junior Subordinated Debentures are issued to Finance Trust I or a trustee of Finance Trust I and (i) there shall have occurred any event that would constitute an Event of Default or
(ii) UNBC shall be in default with respect to its payment or other obligations under the Guarantee Agreement relating to the Capital Securities, dated as of February 19, 1999, between UNBC and The First National Bank of Chicago, as guarantee trustee, dated as of the date hereof (the "Guarantee") or (iii) UNBC shall have given notice of its election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period as provided in paragraph 7 above, then:

                      a. RESTRICTIONS ON DISTRIBUTIONS. UNBC may not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; and

                      b. RESTRICTIONS ON PAYMENTS. UNBC may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by UNBC that rank PARI PASSU with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing;

PROVIDED, HOWEVER, that the foregoing restrictions in a. and b. above do not apply to:

                              i.     repurchases, redemptions or other
       acquisitions of shares of capital stock of UNBC in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers,


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       directors or consultants, (B) a dividend reinvestment or shareholder stock purchase plan or (C) the issuance of capital stock of UNBC (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period;

                              ii. an exchange, redemption or conversion of any class or series of UNBC's capital stock (or any capital stock of a subsidiary of UNBC) for any class or series of UNBC's capital stock or of any class or series of UNBC's indebtedness for any class or series of UNBC's capital stock;

                              iii. the purchase of fractional interests in shares of UNBC's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

                              iv.    any declaration of a dividend in
       connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto;

                              v.     any dividend in the form of stock,
       warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock; or

                              vi. payments by UNBC under the Guarantee, or under any similar guarantee by UNBC with respect to any trust common or trust preferred securities of its subsidiaries.

               9. PLACE OF PAYMENT. Principal and interest on the Junior Subordinated Debentures will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of UNBC maintained for that purpose in the Borough of Manhattan, The City and State of New York; PROVIDED, HOWEVER, that, at the option of UNBC, payments of interest may be made by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to any Junior Subordinated Debenture will only be made upon surrender of such Junior Subordinated Debenture to the Indenture Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Junior Subordinated Debenture is Finance Trust I, the payment of the principal of and interest (including Compounded Interest, if any) on this Junior Subordinated Debenture will be made at such place and to such account of Finance Trust I as may be designated by the Property Trustee.


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               10.    REDEMPTION.  Subject to receipt of prior approval by the
Board of Governors of the Federal Reserve System, if such approval is then required under applicable capital guidelines or policies;

                      a. OPTIONAL. UNBC shall have the right to redeem the Junior Subordinated Debentures on or after February 19, 2004 in whole at any time or in part from time to time at 100% of the principal amount per Junior Subordinated Debenture to be redeemed, plus accrued and unpaid interest thereon, including any Compounded Interest and any Additional Interest, if any, to the date of redemption (the "Redemption Date"), such amount, the "Redemption Price."

                      b. SPECIAL EVENT. at any time before February 19, 2004, UNBC shall have the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event (as defined below), an Investment Company Event (as defined below) or a Regulatory Capital Event (as defined below), at the Redemption Price.

                              i.     "Tax Event" means that the Regular
       Trustees (or, if Finance Trust I has been dissolved at such time, an appropriate representative of the holders of the Junior Subordinated Debentures) shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

                                     (A)  any amendment to, clarification of,
       or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation;

                                     (B)  any judicial decision, official
       administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

                                     (C)  any amendment to, clarification of,
       or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective or such pronouncement or decision is announced in each case, on or after February 11, 1999, there is more than an insubstantial risk that (1) Finance Trust I is, or will be within 90 days of the date of the opinion of such counsel, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (2) Finance Trust I is, or will be within 90 days of the date of the opinion of


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       such counsel, subject to more than a DE MINIMIS amount of taxes (other than withholdings taxes), duties or other governmental charges or (3) interest paid in cash by UNBC to Finance Trust I on the Junior Subordinated Debentures is not, or within 90 days of the date of the opinion of such counsel will not be, deductible, in whole or in part, by UNBC for United States federal income tax purposes.

                      Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires UNBC to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Junior Subordinated Debentures until the interest payment related to such OID is paid by UNBC in cash; PROVIDED THAT such change in tax law does not create more than an insubstantial risk that UNBC will be prevented from taking a deduction for OID accruing with respect to the Junior Subordinated Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by UNBC in cash. If an event described in clause (A) or (B) of the definition of "Tax Event" above has occurred and is continuing and Finance Trust I is the holder of all the Junior Subordinated Debentures, UNBC will pay Additional Interest, if any, on the Junior Subordinated Debentures.

                              ii. "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change (including any announced prospective change) in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this prospectus supplement, there is more than an insubstantial risk that Finance Trust I is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940.

                              iii. "Regulatory Capital Event" means that UNBC shall have received an opinion of nationally recognized independent counsel experienced in such matters that, as a result of (A) any amendment to, clarification of or change in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (B) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this prospectus supplement, there is more than an insubstantial risk that the Capital Securities will no longer constitute Tier 1 capital of UNBC for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as UNBC's primary federal banking regulator.


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                      c.      ADDITIONAL PROVISIONS.

                              i. Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed.

                              ii. Unless UNBC defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

                              iii.   If less than all of the Junior
       Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures (or portions thereof) to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate, provided that if, at the time of redemption, the Junior Subordinated Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Junior Subordinated Debentures held by each holder to be redeemed in accordance with its procedures.

                              iv. If a partial redemption of the Capital Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Capital Securities, UNBC may only redeem the Junior Subordinated Debentures in whole.
                              v. UNBC may not redeem fewer than all of the Junior Subordinated Debentures unless all accrued and unpaid interest has been paid on all Junior Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the Redemption Date.

               11.    ACCELERATION OF MATURITY DATE.

                      a.      ACCELERATION.  If a Tax Event described in clause
(C) of the definition of "Tax Event" occurs, UNBC will have the right, prior to a dissolution of Finance Trust I, to accelerate the stated maturity of the Junior Subordinated Debentures to the minimum extent required so that interest on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes, but in no event may the resulting maturity of the Junior Subordinated Debentures be less than 15 years from the date of original issuance.

                      b. OPINION OF COUNSEL. The stated maturity may be accelerated only if UNBC shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that:

                              i. following such acceleration, interest paid on the Junior Subordinated Debentures will be deductible for Untied States federal income tax purposes;


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                              ii.    the holders of Capital Securities will not
       recognize income, gain or loss for United States federal income tax purposes as a result of such acceleration, and will be subject to United States federal income tax in the same amount in the manner and the at the same times as would have been the case of such acceleration had not occurred; and
                              iii. such acceleration will not cause Finance Trust I to be classified as other than a grantor trust for United States federal income tax purposes.

               12. MANDATORY REDEMPTION. The Junior Subordinated Debentures will contain no provision for mandatory redemption, a sinking fund or any analogous provisions.

               13. SUBORDINATION. Junior Subordinated Debentures shall be subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of UNBC. UNBC may not make payments of principal (including redemption payments) or interest on the Junior Subordinated Debentures (i) if any Senior Indebtedness of UNBC is not paid when due and if any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of UNBC has been accelerated because of a default and such acceleration has not been rescinded.

               Upon any distribution of assets of UNBC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of UNBC must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. In such event, any payment or distribution on the Junior Subordinated Debentures that would otherwise be payable in respect of the Junior Subordinated Debentures (but for the subordination provision) shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full.

               If any payment or distribution on account of the Junior Subordinated Debentures (other than certain payments in property) is received by the Indenture Trustee or any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders and creditors for application to the payment of all Senior Indebtedness then outstanding. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to the extent of any payment made by UNBC to such holders of Senior Indebtedness that otherwise would have been made to the holders of the Junior Subordinated Debentures but for the subordination provisions.


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               "SENIOR INDEBTEDNESS"  means, with respect to UNBC, (i) the principal of (and premium, if any) and interest in respect of (A) indebtedness of UNBC for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by UNBC, (ii) all capital lease obligations of UNBC, (iii) all obligations of UNBC issued or assumed as the deferred purchase price of property, all conditional sale obligations of UNBC and all obligations of UNBC under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),
(iv) all obligations, contingent or otherwise, of UNBC in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations of the type referred to in clauses (i) through
(iv) above of other persons for the payment of which UNBC is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or assets of UNBC (whether or not such obligation is assumed by UNBC). Notwithstanding the foregoing, "Senior Indebtedness does not include: (x) any such indebtedness that by its terms is subordinated to or PARI PASSU with the Junior Subordinated Debentures or (y) any indebtedness between or among UNBC or its affiliates (including all other debt securities and guarantees in respect of those debt securities) issued to (1) any other subsidiary trust of UNBC or a trustee of such trust and (2) any other trust, or a trustee of such trust, partnership or other entity affiliated with UNBC that is a financing vehicle of ours and will issue preferred securities or other securities that rank PARI PASSU with, or junior to, to the Capital Securities, and (z) any indebtedness which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such indebtedness by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such indebtedness to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such indebtedness is subject.

               14. DISSOLUTION EVENT. "Dissolution Event" means that as a result of any election by UNBC, Finance Trust I is to be dissolved in accordance with the Declaration, and the Junior Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities PRO RATA in accordance with the Declaration. In connection with a Dissolution
Event:

                      a. GLOBAL DEBENTURE. Definitive Debentures may be presented to the Indenture Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate principal amount equal to all Definitive Debentures outstanding to be registered in the name of the Depositary, or its nominee, and delivered by the Indenture Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. UNBC upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Indenture Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. Payments on the Junior Subordinated Debentures issued as a Global Debenture will be make to the Depositary.


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                      b.      NON BOOK-ENTRY CAPITAL SECURITIES.  If any Capital
Securities are held in non book-entry certificated form, Definitive Debentures may be presented to the Indenture Trustee by the Property Trustee and any Capital Security certificate which represents Capital Securities other than Capital Securities held by the Depositary or its nominee ("Non Book-Entry
Capital Securities") will be deemed to represent beneficial interests in Junior Subordinated Debentures presented to the Indenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security certificate will be cancelled and a Debenture registered in the name of the holder of the Capital Security certificate or the transferee of the holder of such Capital Security certificate as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security certificate cancelled will be executed by UNBC and delivered to the Indenture Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. On issue of such Junior Subordinated Debentures, Junior Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Indenture Trustee will be deemed to have been cancelled.

               15. DENOMINATIONS. The Junior Subordinated Debentures will be issuable in denominations of $25 and integral multiples thereof.

               16. ISSUE PRICE. The Junior Subordinated Debentures will be issued at a price equal to the principal amount thereof.

               17. CURRENCY. The Junior Subordinated Debentures will be denominated in Dollars. The principal of and interest on the Junior Subordinated Debentures shall be payable in Dollars.

               18. PAYMENT CURRENCY. The principal of and interest on the Junior Subordinated Debentures shall not be payable in a currency other than Dollars. The principal of and interest on the Junior Subordinated Debentures shall not be determined with reference to an index based on a coin or currency.

               19. REGISTERED SECURITIES. The Junior Subordinated Debentures shall be issuable as Registered Securities. The Junior Subordinated Debentures may be issued as Registered Global Securities.

               20. ADDITIONAL AMOUNTS. UNBC will not pay additional amounts on the Junior Subordinated Debentures held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

               21. DEFINITIVE CERTIFICATES. Section 2.8 of the Indenture will govern the transferability and exchange of Junior Subordinated Debentures in definitive form.

               22. AGENTS. The Indenture Trustee shall initially serve as the Registrar and the Paying Agent for the Junior Subordinated Debentures. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing Junior Subordinated Debentures.

               23. EVENTS OF DEFAULT; COVENANTS. There shall be no deletions from, modifications or additions to the Events of Default set forth in
Section 5.1 of the Indenture or covenants of UNBC set forth in Article III with respect to the Junior Subordinated Debentures. Notwithstanding the foregoing, a valid extension of the interest payment period in accordance with paragraph 7 hereof shall not constitute a default or Event of Default under the Indenture. There shall be no deletions from or modifications to the covenants of UNBC set forth in Article III of the Indenture, other than any additional covenants of UNBC set forth herein.

               24. CONVERSION. The Junior Subordinated Debentures will not be convertible into any other security of UNBC.

               25.    LISTED ON EXCHANGES.  If the Junior Subordinate
Debentures are to be issued as a Global Debenture in connection with the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities upon a Dissolution Event, UNBC will use all its reasonable best efforts to list such Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Capital Securities are then listed.

               26. DIRECT ACTION. UNBC and the Indenture Trustee acknowledge that pursuant to the Declaration, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action (as defined therein) with respect to any Event of Default under the Indenture.

               27. PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Junior Subordinated Debentures to the Property Trustee and in connection with the sales of the Trust Securities by Finance Trust I, UNBC, in its capacity as borrower with respect to the Junior Subordinated Debentures, shall:

                      a. pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debentures, including commissions to the underwriters payable pursuant to an underwriting agreement and compensation of the Indenture Trustee in accordance with the provisions of
Section 6.6 of the Indenture.

                      b. pay all costs and expenses of Finance Trust I (including, but not limited to, costs and expenses relating to the organization of Finance Trust I, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of Finance Trust I, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Finance Trust I's assets); and

                      c. be primarily and fully liable for any indemnification obligations arising with respect to the declaration of trust of Finance Trust.

               28. INDEBTEDNESS. UNBC and, by its acceptance of a Junior Subordinated Debenture or an interest therein, the holder of, and any Person that acquires a beneficial interest in, this Junior Subordinated Debenture agree to treat this Junior Subordinated Debenture as indebtedness for United States federal, state and local tax purposes.

               29. OTHER TERMS. The Junior Subordinated Debentures shall have the other terms and shall be substantially in the form set forth in the form of Junior Subordinated Debentures attached hereto as Exhibit A. In case of any conflict between this certificate and the Junior Subordinated Debentures in the form attached hereto as Exhibit A, the form of the Junior Subordinated Debentures shall control.

       IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of UNBC as of the day and year first above written.


                              UNIONBANCAL CORPORATION



                              By:  /s/ David A. Anderson
                                   --------------------------------------------
                                   Name:  David A. Anderson
                                   Title:  Senior Vice President and Controller

                                                                      Exhibit A

REGISTERED                                                           REGISTERED

                               UNIONBANCAL CORPORATION

          7 3/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE DUE 2029

NO. R                                                   PRINCIPAL AMOUNT:
                                                        U.S.$

                                                        CUSIP:  908906AA3

       [IF THE JUNIOR SUBORDINATED DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT--Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive form, this Junior Subordinated Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

ORIGINAL ISSUE DATE:     February 19, 1999   REDEMPTION DATE/PRICE: See
MATURITY DATE:           May 15, 2029        Further Provisions Set Forth
ISSUE PRICE:             100%                Herein
INTEREST RATE:           7 3/8 %

INTEREST PAYMENT DATES:  February 15, May 15, August 15 and November 15,
                         commencing  May 15, 1999.
REGULAR RECORD DATES:    See Further Provisions Set Forth Herein


Dated:[  ]

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


By:
   -----------------------------
   Authorized Signatory

       UNIONBANCAL CORPORATION, a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company"), for value received, hereby promises to pay to The First National Bank of Chicago, as property trustee (the "Property Trustee") of UnionBanCal Finance Trust I (the "Trust"), or registered assigns, the Principal Amount specified above on the Maturity Date specified above (unless and to the extent earlier redeemed or repaid prior to such Maturity Date), and to pay interest thereon from February 19, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 15, May 15, August 15 and November 15 of each year, commencing May 15, 1999, at the rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum specified above, compounded quarterly, on any overdue principal and on any overdue installment of interest. Interest payments for this Junior Subordinated Debenture will include interest accrued to but excluding each Interest Payment Date. Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Junior Subordinated Debenture is registered at the close of business on the Regular Record Date, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided for in the Indenture, except that if this Junior Subordinated Debenture is held by the Property Trustee and the Capital Securities of the Trustee are no longer in book-entry only form, such Regular Record Date shall be the close of business on the 15th day (whether or not a Business Day) next preceding such Interest Payment Date. If any Interest Payment Date or Maturity with respect to this Junior Subordinated Debenture falls on a day that is not a Business Day, then payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Payment of the principal of and interest, if any, on this Junior Subordinated Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in Dollars; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and PROVIDED, FURTHER, that the Holder of this Junior Subordinated Debenture shall be entitled to receive payments of principal of and interest, if any, on this Junior Subordinated Debenture by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date. Notwithstanding the foregoing, so long as the Holder of this Junior Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Junior Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

       The indebtedness evidenced by this Junior Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior

Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

       Reference is hereby made to the further provisions of this Junior Subordinated Debenture set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       This Junior Subordinated Debenture is one of a duly authorized issue of securities (herein called the "Securities") of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Junior Subordinated Debenture is one of a series designated by the Company as its 7 3/8% Junior Subordinated Deferrable Interest Debentures due 2029 (the "Junior Subordinated Debentures"), limited in aggregate principal amount to $360,824,750. The Indenture does not limit the aggregate principal amount of other debt securities that may be issued thereunder.

       The Company issued this Junior Subordinated Debenture pursuant to an Indenture, dated as of February 19, 1999 (herein called the "Indenture" which term, for the purpose of this Junior Subordinated Debenture, shall include the Officers' Certificate dated February 19, 1999, delivered pursuant to Sections
2.1 and 2.3 of the Indenture), between the Company and The First National Bank of Chicago, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Junior Subordinated Debentures and of the terms upon which the Junior Subordinated Debentures are, and are to be, authenticated and delivered.

       Except as otherwise provided in the Indenture, the Junior Subordinated Debentures are issuable as Registered Securities, without coupons, in denominations of $25 and any amount in excess thereof which is an integral multiple of $25. As provided in the Indenture and subject to certain limitations therein set forth, Junior Subordinated Debentures are exchangeable for a like aggregate principal amount of Junior Subordinated Debentures of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Junior Subordinated Debenture or Junior Subordinated Debentures to be exchanged at any office or agency described below where Junior Subordinated Debentures may be presented for registration of transfer.

       As provided in the Indenture and subject to certain limitations therein set forth, the Junior Subordinated Debentures are redeemable, in whole or in part, without penalty, at the option of the Company (i) before February 19, 2004, within 90 days of the occurrence and continuation of a Tax Event, an Investment Company Event, or a Regulatory Capital Event and (ii) on or after February 19, 2004, at a redemption price (the "Redemption Price") equal to 100% of the principal amount per Junior Subordinated Debenture, plus, in each case, any accrued and unpaid interest thereon, including any Compounded Interest and Additional Interest, if any, to the date of such redemption.

       Notwithstanding the foregoing, installments of interest becoming due and payable prior to the date fixed for redemption of any Junior Subordinated Debenture will be payable to the Holder of such

Junior Subordinated Debenture of record at the close of business on the relevant Regular Record Date referred to above, all as provided in the Indenture.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Junior Subordinated Debentures to be redeemed. The notice of redemption to each such Holder shall specify the principal amount of each Junior Subordinated Debenture held by such Holder to be redeemed, the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Junior Subordinated Debentures, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case the Junior Subordinated Debentures are to be redeemed in part only, the notice of redemption to Registered Holders of the Junior Subordinated Debentures shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Junior Subordinated Debenture, a new Junior Subordinated Debenture or Junior Subordinated Debentures in principal amount equal to the unredeemed portion thereof will be issued.

       For all purposes of this Junior Subordinated Debenture and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Junior Subordinated Debenture shall relate, in the case that this Junior Subordinated Debenture is redeemed or to be redeemed by the Company only in part, to that portion of the principal amount of this Junior Subordinated Debenture that has been or is to be redeemed.

       As provided in the Indenture and subject to certain limitations therein set forth, if certain Tax Events described therein occur, the Company will have the right, prior to a dissolution of the Trust, to accelerate the Principal Amount of this Junior Subordinated Debenture to the minimum extent required so that interest on this Junior Subordinated Debenture will be deductible for United States federal income tax purposes, but in no event may the resulting maturity of this Junior Subordinated Debenture be less than 15 years from the date of original issuance.

       If an Event of Default with respect to the Junior Subordinated Debentures shall occur and be continuing, the principal of the Junior Subordinated Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Junior Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Junior Subordinated Debenture and of any Junior Subordinated Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Junior Subordinated Debenture.

       No reference herein to the Indenture and no provision of this Junior Subordinated Debenture or, subject to the provisions for satisfaction and discharge in Article X of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, so long as the Company is not in default in the payment of interest on the Junior Subordinated Debentures, it shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters (an "Extension Period"), PROVIDED, that no Extension Period may extend beyond the Maturity Date. At the end of an Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED, HOWEVER, that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extension Period.

       The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding Junior Subordinated Debentures, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Junior Subordinated Debentures, to defease the Indenture with respect to such Junior Subordinated Debentures, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Junior Subordinated Debentures. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or Redemption Date, as the case may be.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Junior Subordinated Debentures is registrable in the Security Register, upon surrender of a Junior Subordinated Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Junior Subordinated Debentures of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Junior Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Junior Subordinated Debenture is registered as the owner hereof for all purposes, whether or not this Junior Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       THIS JUNIOR SUBORDINATED DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

       All undefined terms used in this Junior Subordinated Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       IN WITNESS WHEREOF, UnionBanCal Corporation has caused this Instrument to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary by his or her signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

       (SEAL)                                UNIONBANCAL  CORPORATION



                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:



-----------------------------
Name:
Title:

                                    ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT ____  Custodian _____
                                                         (Cust.)         (Minor)
TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right    Under Uniform Gifts to Minor Act
         of survivor ship and not as
         tenants in common


                                                    ___________________________
                                                              (State)

       Additional abbreviations may also be used though not in the above list.

                               ___________________________


FOR VALUE RECEIVED, the undersigned hereby sells(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer
Identification number of assignee

----------------------------------
          ___     ___

----------------------------------



________________________________________________________________________________


                      Please Print or Typewrite Name and Address
                        Including Postal Zip Code of Assignee

________________________________________________________________________________


the within Security and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated:   _______________________________ _ _______  ____________________________
                                                            Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Debenture in every particular, without alteration or enlargement or any change whatever.


                                          8